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                                                                    Exhibit 16.1


                            Stefanou & Company, LLP
                                McLean, Virginia



                                                                  April 12, 2001

Securities and Exchange Commission
Washington, DC 20549

Re: Century Industries, Inc.
File No. 001-13327

Dear Sir or Madam:

     We have read Item 4(a) of the Form 8-K of Century Industries, Inc., dated April 7, 2001 and agree with the statement contained thereon.

                                        /s/ STEFANOU & COMPANY, LLP
                                        ----------------------------
                                            STEFANOU & COMPANY, LLP









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